UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2015

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 21, 2015, NeoGenomics, Inc., a Nevada corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”).  At the Special Meeting, a total of 46,020,693 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), were present or represented by proxy at the meeting, representing approximately 76% of the outstanding Common Stock as of November 6, 2015, the record date for the special meeting. At the special meeting, six proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

(1)

Proposal No. 1: The approval of the issuance of 15,000,000 shares of  Common Stock and 14,666,667 shares of the Company’s Series A convertible preferred stock, as such number of shares may be adjusted as described in the proxy statement, to GE Medical Holding AB (“GE Medical”), pursuant to the Stock Purchase Agreement, dated October 20, 2015 (the “Purchase Agreement”), by and among the Company, NeoGenomics Laboratories, Inc. and GE Medical, pursuant to which the Company proposes to acquire from GE Medical all of the issued and outstanding shares of common stock of Clarient, Inc. (the “Transaction”).  The stockholders approved the proposal by the following votes:

	Number of Votes	Outstanding %	Voted %
For	45,548,447	75.14%	99.35%
Against	158,092	0.26%	0.35%
Abstentions	138,429	0.23%	0.30%
(2)

Proposal No. 2: The approval of an amendment to Article Fourth(A) of the Company’s Articles of Incorporation to increase the Company’s authorized shares of Common Stock by 150.0 million shares to an aggregate of 250.0 million shares. The stockholders approved the proposal by the following votes:

	Number of Votes	Outstanding %	Voted %
For	45,474,028	75.02%	99.19%
Against	225,861	0.37%	0.49%
Abstentions	145,080	0.24%	0.32%

	Number of Votes	Outstanding %	Voted %
For	44,315,037	73.11%	96.66%
Against	1,374,135	2.27%	3.00%
Abstentions	155,796	0.25%	0.34%
(3)

Proposal No. 3: The approval of an amendment to Article Fourth(A) of the Company’s Articles of Incorporation to increase the Company’s authorized shares of preferred stock by 40.0 million shares to an aggregate of 50.0 million shares.  The stockholders approved the proposal by the following votes:

(4)	Proposal No. 4: The approval and adoption of the Purchase Agreement and the Transaction contemplated thereby. The stockholders approved the proposal by the following votes:

	Number of Votes	Outstanding %	Voted %
For	45,249,038	74.65%	98.70%
Against	447,635	0.74%	0.98%
Abstentions	148,295	0.24%	0.32%

(5) Proposal No. 5: The approval of an amendment and restatement of the Company’s Amended and Restated Equity Incentive Plan to increase the authorized number of shares of Common Stock available and reserved for issuance under the plan by 3.0 million shares to an aggregate of 12.5 million shares and to clarify provisions regarding restrictions on the repricing of options and stock appreciation rights.  The stockholders approved the proposal by the following votes:

	Number of Votes	Outstanding %	Voted %
For	42,837,306	70.67%	93.44%
Against	2,822,156	4.66%	6.16%
Abstentions	185,506	0.30%	0.40%

(6) Proposal No. 6: The approval to adjourn the special meeting, if necessary or appropriate, to solicit additional votes and proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposals.  The stockholders approved the proposal by the following votes:

	Number of Votes	Outstanding %	Voted %
For	43,277,473	71.39%	94.04%
Against	2,116,840	3.49%	4.60%
Abstentions	626,380	1.04%	1.36%

Item 8.01.  Other Matters.

The investor presentation attached hereto as Exhibit 99.1 was presented to the Company’s stockholders at the special meeting.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1                     Special Investor Presentation of NeoGenomics, Inc. acquisition of Clarient, Inc. dated December 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: December 23, 2015

Exhibit Index

Exhibit No. Description

99.1	Special Investor Presentation of NeoGenomics, Inc. acquisition of Clarient dated December 21, 2015

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